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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



(ARTHUR ANDERSEN LLP HAS NOT ISSUED A NEW CONSENT TO THE INCORPORATION OF ITS REPORT, DATED JULY 27, 2001, A COPY OF WHICH IS INCLUDED IN THIS FORM 11-K FOR THE YEAR ENDED JANUARY 31, 2002, INTO THE REGISTRATION STATEMENTS (FILE NOS. 333-68694, 333-32214, 333-47672, 333-44702, 333-39908 AND 333-85553) ON FORM
S-8, THE REGISTRATION STATEMENT (FILE NO. 333-75206) ON FORM S-4 AND THE REGISTRATION STATEMENTS (FILE NOS. 333-85211, 333-50036, 333-50034 AND 333-83156) ON FORM S-3 OF DEVON ENERGY CORPORATION. AS A RESULT, ARTHUR ANDERSEN MAY NOT BE AMONG THE PERSONS HAVING CIVIL LIABILITY UNDER SECTION 11 OF THE SECURITIES ACT OF 1933, AS AMENDED, IF SUCH REGISTRATION STATEMENT IS FOUND TO BE FALSE AND MISLEADING.)

As independent public accountants, we hereby consent to the incorporation of our report dated July 25, 2001, on the financial statements of the Mitchell Energy & Development Corp. Thrift and Savings Plan included in this Form 10-K/A, Amendment No. 1 (which relates to such Plan's Form 11-K for the year ended January 31, 2001) into the previously filed Form S-8 Registration Statement Nos. 33-26276, 2-86550 and 333-24335.


                                                        ARTHUR ANDERSEN LLP


Houston,  Texas
July 27, 2001